UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2019

RLI Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-09463	37-0889946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9025 North Lindbergh Drive, Peoria, IL	61615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 692-1000

Not applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	RLI	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2019, Thomas L. Brown, Chief Financial Officer of RLI Corp. (the “Company”), notified the Board of Directors (the “Board”) of his retirement, effective December 31, 2019.  In connection with Mr. Brown’s retirement, the Board has approved or ratified the following actions.

Although Mr. Brown will remain an employee of the Company as Vice President until the end of the year to ensure a smooth transition, he is stepping down as Chief Financial Officer, effective July 1, 2019. For the remainder of 2019, Mr. Brown will continue to receive his current salary.  Mr. Brown is a participant in the Company’s Market Value Potential Executive Incentive Program (“MVP Program”) and he will continue to be a participant until June 30, 2019.  The Compensation Committee of the Board has exercised its discretion to amend the terms of Mr. Brown’s participation in the MVP Program so that his retirement will qualify as a “Retirement” under the MVP Program, meaning that Mr. Brown’s MVP Program bonus bank will be paid based upon his bonus bank balance as of June 30, 2019.  In lieu of participating in the MVP Program for the second half of 2019, Mr. Brown will receive a lump sum bonus of $125,000 to be payable March 2020.

Also on May 2, 2019, Todd W. Bryant was appointed as Chief Financial Officer, effective July 1, 2019.  Mr. Bryant, age 50, is currently the Vice President, Finance and Controller of the Company, a position he has held since 2009. In connection with his promotion, Mr. Bryant will receive an increase in pay to an annual base salary of $330,000 and an adjusted maximum award under the Management Incentive Program (“MIP”), calculated as a percentage of his 2019 year-end based salary, as follows: (i) 75% prorated for the period from January 1, 2019 through June 30, 2019, and (ii) 90% prorated for the period from July 1, 2019 through December 31, 2019 (“2019 MIP Award”).

Also in connection with his promotion, Mr. Bryant will become a participant in the MVP Program effective July 1, 2019, with a preliminary award equal to 1% of the Company’s “Market Value Potential,” which for 2019 will be for the Performance Period of July 1, 2019 – December 31, 2019 (“2019 MVP Award”).  For the 2019 Performance Period, Mr. Bryant will receive a cash bonus payout under either the MIP Program or the MVP Program equal to the greater of his 2019 MIP Award or the cash payout portion of his 2019 MVP Award.  For 2019, Mr. Bryant’s MVP Program bonus bank will be reduced by 33%, the amount specified under the MVP Program.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

5
Exhibit No.	Description
99.1

Press Release dated May 2, 2019 announcing Thomas L. Brown’s retirement as Sr. Vice President and Chief Financial Officer of RLI effective July 1, 2019 and Todd W. Bryant’s appointment as Vice President and Chief Financial Officer of RLI.

This Exhibit is furnished pursuant to Item 8.01 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pril
RLI CORP.

Date: May 2, 2019	By:	/s/ Jeffrey D. Fick
Jeffrey D. Fick
Sr. Vice President, Chief Legal Officer